                                                                 EXHIBIT 10.16


                             ACQUISITION AGREEMENT
                             ---------------------


          AGREEMENT (the "Agreement"), dated January 1, 1996, between Poppe Tyson, Inc., a Delaware corporation, with offices at 40 West 23rd Street, New York, New York 10010 ("PT") and Werner Chepelsky & Partners, Inc. a Pennsylvania corporation, with offices (the "Premises") at No. 7 Engine Co., 2216 Pennsylvania Avenue, Pittsburgh, Pennsylvania 15222 ("WCP").


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, WCP is a full-service advertising agency engaged in the business of providing advertising services (the "Business") to its clients; and

          WHEREAS, WCP desires to arrange for the orderly transfer of advertising accounts to PT, upon the terms and conditions hereinafter set forth, to which PT is agreeable; and

          WHEREAS, PT wishes to purchase from WCP and WCP wishes to sell to PT, certain of the assets, properties and equipment owned or used by WCP upon the terms and conditions hereinafter set forth and desires and intends to discontinue permanently its operations as an advertising agency;

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants set forth herein, the parties hereto hereby agree as follows:

          1.   SALE OF ASSETS.
               --------------

               1.1 Assets to be Transferred. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of WCP and PT herein set forth, at the Closing (as hereinafter defined), WCP shall sell, convey, transfer, assign and deliver to PT, and PT shall purchase from WCP, all of WCP's right, title and interest in and to the following (the "Purchased Assets"):

                     (a) All tangible assets owned by WCP or used in the Business, including without limitation, all furniture, fixtures, equipment and office supplies (the "Tangible Assets") listed on Schedule A, attached hereto.

                     (b) The leases of all business machines and equipment (which hereinafter shall be referred to collectively as the "Leases"), subject to receiving the consent of the lessors prior to the Closing Date (as hereinafter defined). A listing of the Leases is attached hereto as Schedule B and WCP has heretofore delivered a true and correct copy of all such Leases to PT.

                     (c) All raw materials, work-in-process, finished goods, supplies and other inventories.

                     (d) All trademarks, service marks, tradenames, inventions, trade secrets, copyrights or other similar types of proprietary intellectual property rights, in each case which is owned by WCP, including computer software programs which relate to the servicing of the advertising accounts listed on Schedule C, attached hereto (the "Advertising Accounts"), the "Werner Chepelsky & Partners" name, any derivatives thereof and any goodwill associated therewith (the "Intellectual Property Rights") and any financial or accounting software programs designed for WCP relating to the operation of the Business.

                     (e) All books, records, film, files and paper, whether in hard copy or computer format, including, without limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of any present and former clients, personnel and employment records.

                     (f) All transferable licenses, permits or other governmental authorizations, if any.

               1.2 It is understood and agreed that Purchased Assets shall not include accounts and notes receivable; cash and cash equivalents (including the cash value of any life insurance policies), deferred incomes taxes and general intangibles; and all other machinery, equipment, furniture and fixtures which are not identified on Schedule A attached hereto.

               1.3   Transfer of Advertising Accounts.  WCP agrees to use its
                     --------------------------------
best efforts to arrange for the appointment of PT, effective as of the Closing Date, as the advertising agency for all of the Advertising Accounts.

               1.4   Sales Tax.  WCP shall be solely responsible and liable for
                     ---------
any sales tax imposed by the Commonwealth of Pennsylvania in connection with the sale to PT of the Tangible Assets.

               2.    ASSUMPTION OF CERTAIN SPECIFIED LIABILITIES.
                     -------------------------------------------

               From and after the Closing Date, PT shall assume, perform, discharge and pay when due the following obligations and liabilities (the "Assumed Liabilities"):

               2.1 All obligations and liabilities of WCP under the Leases which arise after the Closing Date;

               2.2 All obligations of WCP under any agreements with the Advertising Accounts (provided such accounts are transferred to PT prior to the Closing Date), which obligations arise after the Closing Date;

               2.3 All obligations of WCP relating to work-in-process being transferred hereunder, it being understood and agreed that all work-in-process shall be handled as set forth in paragraph 5 below; and

               3.    EXCLUDED FROM TRANSACTION.
                     -------------------------

               Other than as provided in paragraph 2 above, it is specifically understood and agreed that in connection with this transaction, no asset of WCP is being transferred to PT other than those specifically set forth in paragraph 1 hereof, and it is further agreed that in connection with such transfer, PT is not assuming and shall not be bound to pay, perform or discharge any of the liabilities or obligations of WCP arising either prior to or after the Closing Date, including, but not limited to, obligations under any of WCP's pension or other employee benefit plans (and WCP shall not make any representations to its employees to the contrary), obligations to any media or trade creditors in existence on the Closing Date, contractual obligations to clients, employees or third parties, or obligations with respect to the Premises or to the lessor of the Premises.

               4.    NAME OF AGENCY.
                     --------------

               Subject to the terms and conditions set forth herein, for a period of six (6) months commencing on the Closing Date, the name of the advertising agency shall be "PoppeWCP." Thereafter, the name of the agency shall be "Poppe Tyson, Inc."

               5.    WORK-IN-PROCESS AND APPLICATION OF COMMISSION INCOME.
                     ----------------------------------------------------

               5.1   Work-in-Process.
                     ---------------

                     (a) With respect to work-in-process as of the Closing Date relating to the Advertising Accounts, it is agreed that PT will complete all of such work-in-process at its sole cost and expense, and that all billing for such work-in-process upon completion thereof shall be undertaken by PT, which billing shall indicate that payment therefor is to be made to PT.

                     (b) On the Closing Date, WCP shall deliver to PT an invoice ("WCP Invoice") for each current production work-in-process job that has not been completed by WCP by the Closing Date for the Advertising Accounts, which WCP Invoice shall include all out-of-pocket expenses paid or incurred, billable employee time paid or incurred, and all commissions attributable thereto. The WCP Invoice will include only amounts that remain unbilled to the Advertising Accounts as of the Closing Date. PT shall pay to WCP the total amount of each of the WCP Invoices promptly after receipt by PT of payment from the Advertising Accounts, but in no event shall PT be under any obligation to pay WCP for the production work-in-process reflected in the WCP Invoice unless and until payment for that amount has been received by PT from the Advertising Accounts. It is understood and agreed that in the event that either of the parties hereto receives payment from the Advertising Accounts which payment properly belongs to the other party as hereinabove provided, such payment shall promptly be delivered and turned over to the other party.

               5.2   Application of Commission Income.  It is agreed that all
                     --------------------------------
commission income received from the Advertising Accounts (i) with respect to print advertisements, the media closing dates of which are on or after the Closing Date, and (ii) with respect to commercials, the air dates of which are on or after the Closing Date, shall be billable by and payable to PT.

               All commission income received from the Advertising Accounts
(i) with respect to print advertisements, the media closing dates of which are prior to the Closing Date, and (ii) with respect to commercials, the air dates of which are prior to the Closing Date, shall be billable by and payable to WCP.

               6.    CONSIDERATION TO WCP.
                     --------------------

               In consideration of the transfer by WCP to PT of (i) the Tangible Assets, Leases and other assets as provided in paragraph 1.1 hereof, (ii) the Advertising Accounts as provided in paragraph 1.3 hereof and for the agreement of WCP to discontinue doing business as an advertising agency as provided in paragraph 7 hereof and the covenants, warranties and representations contained herein, PT agrees to:

                     (a) Pay to WCP a percentage, as provided below, of the Gross Income (as hereinafter defined) to be earned by PT from the Advertising Accounts during the first annual period (the "First Annual Period") immediately following the Closing Date, payable within sixty (60) days of the expiration of said First Annual Period.

                     (i) for all amounts up to One Million Dollars ($1,000,000): five percent (5%);

                     (ii) for all amounts from One Million Dollars ($1,000,000) up to Two Million Dollars ($2,000,000): nine percent (9%);

                     (iii) for all amounts over Two Million Dollars ($2,000,000): seven percent (7%).

          "Gross Income", as used in this Agreement, is hereby defined as (a) commissions earned from media, (b) fees earned from accounts, (c) agency commissions on print and broadcast production, and (d) time charges for collateral materials and other services. The determination of Gross Income for each applicable annual period shall be made by the internal financial department of PT in accordance with generally accepted accounting principles consistently applied by PT.

              (b) Pay to WCP on the Closing Date, the value of the equipment, furniture and fixtures listed on Schedule A, as reasonably determined by PT. It is understood and agreed that PT shall determine in its sole discretion which of the equipment, furniture and fixtures it will acquire, and the value thereof, and PT shall have no obligation with respect to any equipment, furniture or assets which it determines is not needed by PT to service the Advertising Accounts.

              (c) Pay to WCP on the Closing Date, an amount equal to the aggregate of all security deposits paid by WCP under the Leases, as listed on Schedule B.

              (d) It is understood and agreed that PT shall have the right to terminate its relationship with the Advertising Accounts at any time based upon any legitimate business reason.

               7.   DISCONTINUANCE OF ADVERTISING BUSINESS OF WCP.
                    ---------------------------------------------

               7.1 After the Closing, WCP shall promptly wind up its advertising business, including the collection of accounts receivable and the payment of accounts payable.

               7.2 WCP hereby agrees that, effective as of the Closing Date, and for a period of ten (10) years thereafter, it will not engage in any manner in the conduct of a business competitive to the business of PT within a range of one hundred miles from any city in which PT currently operates. If any court determines that the agreement of WCP herein contained is unenforceable because of the duration or geographic scope of such provision, the court shall have the power to reduce the duration and geographic scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

               8.   CLOSING.
                    -------

               Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transaction contemplated hereunder (the "Closing"), shall take place at a location to be mutually agreed upon by the parties hereto.

               9.   WCP EMPLOYEES.
                    -------------

               9.1 PT agrees to employ, commencing on the Closing Date, all of the employees of WCP who are listed on Schedule D annexed hereto (the "WCP Transferred Employees"), provided such employees are employed by WCP on the Closing Date, at their salaries, which are indicated on Schedule D, and are willing to execute PT's standard non-compete and confidentiality agreements, and provided further that the collective salaries for all such employees do not exceed fifty percent (50%) of the Gross Income to be earned by PT from the Advertising Accounts during the First Annual Period. It is specifically acknowledged that PT shall not be responsible for, and WCP shall remain solely liable for, any obligations to all of its employees who are not WCP Transferred Employees. It is further specifically acknowledged that PT, by employing the WCP Transferred Employees, shall be under no obligation to retain any of such WCP Transferred Employees in its employ for any specific period of time, except the Executives (as defined below), and that the employment of all WCP Transferred Employees, with the exception of such Executives, shall constitute no relationship with PT other than as an employment at will. It is expressly understood and agreed that PT will not assume any employment contract currently in place between WCP and any of the WCP Transferred Employees.

               9.2 PT agrees to employ, commencing on the Closing Date, Ray Werner and John Chepelsky (the "Executives") pursuant to the employment agreements attached hereto as Schedule E (the "Executive Agreements").

               9.3 All WCP Transferred Employees will be eligible for life insurance, medical and dental insurance, participation in PT's Profit-Sharing and 401(k) Plan, Stock Bonus Plan, Bonus Compensation Plan, Severance Compensation program and other fringe benefits in accordance with PT's standard policy with regard to such benefits as in effect from time to time, and that each WCP Transferred Employee will be given full credit for his or her period of full time employment with WCP for all purposes except severance and retirement payment, including eligibility, participation, and benefits, under all of PT's employee benefit plans and programs as if that employee had been employed by PT for that same period of time, unless such eligibility, participation, benefits, or other application of this principle is prohibited by law. For the purpose of severance or retirement payment determination, each WCP Transferred Employee shall be considered employed by PT as of the Closing Date, and the amount of any applicable severance or retirement payment shall be in accordance with PT's Employment Manual.

               10.   WARRANTIES AND REPRESENTATIONS OF WCP.
                     -------------------------------------

                 WCP warrants and represents to PT that:

               10.1 WCP is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has all requisite power and authority to execute, deliver and perform the provisions of the Agreement and consummate the transactions contemplated hereby and to conduct the Business.

               10.2 WCP has not billed, and prior to the Closing Date will not bill, any client, and has not received nor will it receive prior to the Closing Date, any payments from any client with respect to any services to be rendered after the Closing Date. In the event of any breach of the warranties and representations contained in this paragraph 10.2, WCP agrees to pay over to PT the amount of any such pre-billing, or, at the option of PT, such amount may be deducted from payments due from PT to WCP pursuant to this Agreement.

               10.3 Schedule A attached hereto contains a list of the major Tangible Assets of WCP as of the date hereof which PT has agreed to acquire. The Tangible Assets have no material defects, are in good operating condition and repair (ordinary wear and tear excepted) and have been reasonably maintained, and are suitable for their present uses. WCP has not mortgaged, pledged or subjected any of the Tangible Assets to any lien or other encumbrance. WCP has good and marketable title to each item of the Tangible Assets and at Closing, the delivery to PT of the Agreement will vest good and marketable title to the Tangible Assets in PT, free and clear of all liens and other encumbrances.

               10.4 WCP has heretofore delivered true and correct copies of the Leases to PT. The Leases are in full force and effect and WCP has performed all of its obligations and is not in default under the Leases and to the best of its knowledge, no other parties are in default thereunder. All monies required to be paid under the Leases shall on the Closing Date be paid through the Closing Date.

               10.5 The Advertising Accounts have not advised WCP, either formally or informally, that they are terminating or contemplating the termination of their relationship with WCP, either in whole or in part nor have they advised WCP that they intend to reduce their billing with WCP.

               10.6 To the best of WCP's knowledge, neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or Bylaws of WCP; (b) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of WCP; (c) violate, conflict with or constitute a default under any material contract, the Leases, or any material agreement or other instrument to which WCP is a party or by which it or its property is bound; or (d) require the consent of any party to any material contract, the Leases, agreement or other instrument to which WCP is a party or by which it or its property is bound (except such consents as shall have been obtained prior to the Closing Date).

               10.7 Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), WCP has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any Intellectual Property Rights, and WCP has no knowledge of any other claim of infringement by WCP and no knowledge of continuing infringement by any other person of any Intellectual Property Rights.

               10.8 WCP is current in the payment of all taxes of any kind with respect to the Business, including without limitation, federal, state, local income, sales and use taxes, as well as any franchise, license, withholding, property or other tax or like assessment or charge, imposed by any governmental authority and all interest and penalties due thereon for any tax period ending on or before the Closing Date.

               10.9 All representations by WCP contained herein or in any Schedule or document delivered pursuant hereto or in connection with the transaction contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at the Closing Date and shall then be true and accurate in all material respects, except to any matters as may be consented to in writing by PT.

               10.10 There are no circumstances, actions, suits, proceedings, orders or investigations pending or, to WCP's knowledge, threatened against or affecting the Business, its prospects or condition, financial or otherwise, of WCP which have not been set forth herein or is not already known by PT, which may have a material adverse effect on the value or condition of the Business.

               10.11 To the best of WCP's knowledge, neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby and thereby will at Closing violate any statutes or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which WCP or its property is subject.

               11.    WARRANTIES AND REPRESENTATIONS OF PT.
                      ------------------------------------

                 PT warrants and represents to WCP that:

               11.1 PT has all requisite corporate power and authority to execute, deliver and perform the Agreement and consummate the transactions contemplated hereby.

               11.2 To the best of PT's knowledge, neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will at Closing (a) violate any provision of the Certificate of Incorporation or Bylaws of PT; (b) violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of PT; (c) violate, conflict with, or constitute a default under any material contract, lease, agreement or other instrument to which PT is a party or by which it or its property is bound; (d) require the consent of any party to any agreement to which PT is a party or by which it or its property is bound; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which PT or its property is subject.

               12.    BUSINESS EXAMINATIONS.
                      ---------------------

                 From the date of this Agreement until the Closing Date, PT shall be entitled, through its employees and representatives, including, but not limited to, its attorneys and accountants, to make such investigations and examinations of the Premises, properties, books and records of WCP relating to the Business and WCP shall furnish to PT, its counsel and other representatives such information relating to the Business as such persons may reasonably request. It is understood and agreed that no investigation pursuant to this paragraph (or any investigation prior to the date hereof) shall affect any representation or warranty given by WCP hereunder.

          13.    CONDITIONS TO CLOSING.
                 ---------------------

          13.1   Conditions to Obligation of PT.  The obligation of PT
                 ------------------------------
to consummate the Closing is subject to the satisfaction of the following conditions:

          (a) (i) WCP shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of WCP contained herein and in any certificate delivered by WCP pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a material adverse effect on the Business, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on the Business, and
(iii) PT shall have received a certificate signed by the President of WCP to the effect set forth in clauses (i) and (ii) of this paragraph 13.1(a).

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or the effective operation by PT of the Purchased Assets after the Closing Date, and no proceeding challenging the Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official or be pending.

          (c) WCP shall have received all consents required of WCP hereunder, including, without limitation, the consents required of the lessors under the Leases, in form and substance reasonably satisfactory to PT, and no such consent shall have been revoked.

          (d) PT shall have received all documents it may reasonably request relating to the existence of WCP and the authority of WCP for the Agreement, all in form and substance reasonably satisfactory to PT.

          (e) PT shall be fully satisfied, in its sole discretion which shall be exercised in good faith, with the results of its and its representatives' review of WCP and the Business (including, without limitation, any review of the assets, financial condition, and prospects of the

Business), provided that no such review shall affect any representation or
           --------
warranty of WCP given hereunder or in any agreement related to the transactions contemplated hereby.

          (f) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by PT of all or any material portion of the Purchased Assets.

          (g) WCP shall have delivered to PT documents satisfactory to PT to evidence the release of any lien on any portion of the Purchased Assets.

          (h) The Executives shall each have executed an employment agreement with PT.

        14.    Conditions to Obligation of WCP.  The obligation of WCP to
               -------------------------------
consummate the Closing is subject to the satisfaction of the following conditions:

          (a) (i) PT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of PT contained herein and in any certificate or other writing delivered by PT pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) WCP shall have received a certificate signed by the Chief Financial Officer of PT to the foregoing effect.

          (b) WCP shall have received all documents it may reasonably request relating to the existence of PT and the authority of PT for the Agreement, all in form and substance reasonably satisfactory to WCP.

          (c) WCP shall be fully satisfied, in its sole discretion which shall be exercised in good faith, with the results of its and its representatives' review of PT, provided that no such review shall affect any representation or
               --------
warranty of PT given hereunder or in any agreement related to the transactions contemplated hereby.

          (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing, and no proceeding challenging the Agreement or the transactions contemplated hereby shall have been instituted by any person before any court, arbitrator or governmental body, agency or official or be pending.

          (e) PT shall have received all consents required of PT hereunder, in form and substance reasonably satisfactory to WCP, and no such consent shall have been revoked.

          (f) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by WCP of all or any material portion of the Payments.

          15.     INDEMNIFICATION.
                  ---------------

          15.1    Indemnification by WCP.  WCP shall indemnify, defend
                  ----------------------
and hold harmless PT, its directors, officers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, from and against any and all losses, liabilities, obligations, judgments, settlements, damages, costs and expenses, including without limitation, reasonable attorneys' fees, court costs and other expenses of litigation (collectively "Losses") suffered by any of such parties and arising out of, resulting from or due to (i) any breach of any representation, warranty, covenant or agreement of WCP contained herein; or (ii) any liability or obligation of WCP relating to the Tangible Assets, the Leases, the operation or conduct of the Business or this transaction prior to or after the Closing Date except those specifically assumed by PT hereunder.

          15.2    Indemnification by PT.  PT shall indemnify, defend and
                  ---------------------
hold harmless WCP, its directors, officers, shareholders, attorneys, agents and representatives, and their respective successors and assigns, from and against any and all Losses suffered by any of such parties and arising out of or due to
(i) any breach of any representation, warranty, covenant or agreement of PT contained herein; or (ii) any liability or obligation specifically assumed by PT hereunder.

          15.3    Survival.  The Indemnities contained in this paragraph
                  --------
15 shall survive the termination of the other provisions hereof, shall constitute separate and independent obligations of the parties hereto from their other obligations hereunder and shall give rise to separate and independent causes of action of each party hereto against the other party hereto.

          16.     RIGHT OF SET-OFF.
                  ----------------

          WCP agrees that PT shall have the right to set-off against any amounts owed WCP hereunder, any costs, damages and expenses (including reasonable counsel fees) incurred by PT as a result of the breach by WCP of any covenant, warranty or representation hereunder.

          17.     NOTICES.
                  -------

          Any notice hereunder shall be in writing and shall be sufficient if personally delivered or sent by certified or registered mail, return receipt requested, to the address set forth above for such party or to such other address as the parties may designate to the others in writing from time to time for this purpose in accordance with this notice provision. Such notice shall be deemed given when so delivered or five days after it is so mailed.

          18.     MISCELLANEOUS.
                  -------------

          18.1    Entire Agreement.  The Agreement contains the entire
                  ----------------
agreement between the parties hereto with respect to the transactions contemplated herein; supersedes all prior written agreements and negotiations and oral understandings, if any; and may not be amended, supplemented or waived except by an instrument in writing signed by all of the parties hereto.

          18.2    Bulk Sales Laws.  PT hereby waives compliance by WCP
                  ---------------
with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. WCP agrees to indemnify and hold PT harmless from and against any and all loss, cost or expense (including reasonable counsel fees) incurred by PT or its affiliates, as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

          18.3    Benefit of Agreement.  The Agreement shall be binding
                  --------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of the Agreement shall serve to extinguish or in any way limit the primary liability of the parties hereto.

          18.4    Governing Law.  The Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely therein.

          18.5    Further Assurances and Cooperation; Public Announcement.
                  -------------------------------------------------------
The parties hereto agree that, they will execute and deliver such further documents and instruments and take all such further action as may be reasonably necessary or proper, to fully effectuate the Agreement and the intent hereof. Until the Closing Date, neither WCP or PT will make any public announcement or publicity release pertaining to the Agreement or the transactions contemplated herein, without the consent of the other party.

          18.6    Counterparts.  The Agreement may be executed in any
                  ------------
number of counterparts, which taken together shall constitute one and the same instrument.

          18.7    Paragraph Headings.  The paragraph headings of the
                  ------------------
Agreement are inserted for convenience of reference only and shall not be deemed to alter or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have each executed or caused this Agreement to be executed by its officers thereunto duly authorized, as of the day and year first above written.

                                            POPPE TYSON, INC.

                                            BY:___________________
                                            ITS:__________________


                                            WERNER CHEPELSKY & PARTNERS

                                            BY:____________________
                                            ITS:___________________

                        SCHEDULES OMITTED IN ACCORDANCE
                            WITH ITEM 601(b)(2) OF
                                REGULATION S-K
                        -------------------------------

                                 SCHEDULE "A"
                                 ------------

                             MAJOR TANGIBLE ASSETS
                             ---------------------

                                  SCHEDULE "B"
                                  ------------

                                     LEASES
                                     ------

                                  SCHEDULE "C"
                                  ------------

                              ADVERTISING ACCOUNTS
                              --------------------

                                  SCHEDULE "D"
                                  ------------

                           WCP TRANSFERRED EMPLOYEES
                           -------------------------

                                  SCHEDULE "E"
                                  ------------

                             EMPLOYMENT AGREEMENTS
                             ---------------------

The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided however, that the Company may request confidential treatment pursuant to Rule 406 of the Securities Act for any schedule or exhibit so furnished.